UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES AND EXCHANGE ACT OF 1934


                               February 9, 2000
             Date of Report (Date of earliest event reported)


                               DATALINK.NET, INC.
           (Exact name of registrant as specified in its charter)


          Nevada                       0-21069                95-4599440
(State or other jurisdiction of    (Commission File        (I.R.S. Employer
incorporation or organization)          Number)             Identification
                                                                  No.)

                         1735 Technology Drive, Suite 790
                           San Jose, California  95125
                      (Address of Principal Executive Offices)


Registrant's telephone number including area code: (408) 367-1700

                                 Not applicable
                         (Former name and former address,
                          if changed since last report)

Item 5.  OTHER EVENTS.

     As of February 9, 2000, Datalink.net, Inc. (the "Company") consummated a private placement of (i) 769,231 shares of Series B Convertible Preferred Stock (each share of Series B Preferred Stock is convertible one for one into common stock) and (ii) five-year warrants to purchase up to an aggregate of 576,923 shares of common stock at an exercise price of $17.50 per share (the "Private Placement"). Also, the Company issued to H.C. Wainwright & Co., Inc. a warrant to purchase up to 76,923 shares of common stock, at an exercise price of $13.00 per share, for its services as placement agent with respect to the Private Placement.

Item 7.  FINANCIAL STATEMENT AND EXHIBITS.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

          3.1     Amended and Restated Bylaws of the Company.

          4.1 Certificate of Designation of the Series B Convertible Preferred Stock.

          4.2 Warrant to purchase up to 375,000 shares of common stock issued to Brown Simpson Strategic Growth Fund, Ltd., dated February 9, 2000.

          4.3 Warrant to purchase up to 201,923 shares of common stock issued to Brown Simpson Strategic Growth Fund, L.P., dated February 9, 2000.

          4.4 Warrant to purchase up to 76,923 shares of common stock issued to H.C. Wainwright & Co., Inc., dated February 14, 2000.

          99.1 Securities Purchase Agreement, dated as of February 9, 2000, by and among the Company, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. (without the schedules and exhibits attached thereto).

          99.2 Registration Rights Agreement, dated as of February 9, 2000, by and among the Company, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P.

          99.3 Press Release, dated February 14, 2000, announcing the private placement offering of 769,231 shares of Series B Convertible Preferred Stock and warrants to purchase up to 576,923 shares of the Company's common stock.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 15, 2000             DATALINK.NET, INC.



                                     By:/s/ Anthony LaPine
                                        Anthony LaPine
                                        President and Chief Executive Officer